SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 AUGUST 4, 1997
                Date of Report (Date of earliest event reported)


                       STANDARD COMMERCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                 NORTH CAROLINA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


        1-9875                                  13-1337610
   (COMMISSION FILE NO.)               (I.R.S. EMPLOYER IDENTIFICATION NO.)


                  2201 MILLER ROAD, WILSON, NORTH CAROLINA 27893
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (919) 291-5507
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.   OTHER EVENTS

     On August 4, 1997, the Registrant issued the following press release pursuant to Rule 135C promulgated under the Securities Act of 1933, as amended:


                   "STANDARD COMMERCIAL REFINANCING

WILSON, NC--Standard Commercial Corporation (STW-NYSE), through its wholly-owned subsidiary, Standard Commercial Tobacco Co., Inc., has completed a $115 million Rule 144A private placement of 8 7/8% Senior Notes due 2005. Concurrently, commitments of $200 million were obtained for a Global Bank Facility. These fundings, in combination with the recent $47 million equity offering have largely accomplished the Company's refinancing plans. Initially the Company will use net proceeds of the funding to repay indebtedness outstanding under existing bank credit facilities and certain long-term debt. The Global Bank Facility, in addition to local lines in certain countries, will be used to finance tobacco operations. Separate bank facilities exist to finance wool operations. The Senior Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or applicable exemptions from registration requirements."

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                STANDARD COMMERCIAL CORPORATION


                                By:  /s/ Robert E. Harrison
                                     Robert E. Harrison
                                     President




Date: August 4, 1997